Exhibit 99.1

FLEX REPORTS FOURTH QUARTER AND FISCAL 2020 RESULTS

San Jose, Calif., May 7, 2020 – Flex (NASDAQ: FLEX) today announced results for its fourth quarter and fiscal year ended March 31, 2020.

Fourth Quarter Fiscal Year 2020 Highlights:

•	Net Sales: $5.5 billion
•	GAAP Income Before Income Taxes: $45 million
•	Adjusted Operating Income: $207 million
•	GAAP Net Income: $48 million
•	Adjusted Net Income: $143 million
•	GAAP Earnings Per Share: $0.10
•	Adjusted Earnings Per Share: $0.28

Fiscal Year 2020 Results of Operations:

•	Net Sales: $24.2 billion
•	GAAP Income Before Income Taxes: $158 million
•	Adjusted Operating Income: $898 million
•	GAAP Net Income: $88 million
•	Adjusted Net Income: $632 million
•	GAAP Earnings Per Share: $0.17
•	Adjusted Earnings Per Share: $1.23

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“We are pleased with our fourth quarter results despite the negative impact from the COVID-19 pandemic,” said Revathi Advaithi, Flex’s Chief Executive Officer. “Our Fiscal 2020 results demonstrate our progress on shifting our portfolio, operating with disciplined execution, managing our costs, focusing on generating free cash flow, and being prudent with our capital.”

Response to COVID-19

The Company’s fourth quarter results were negatively impacted by the ongoing COVID-19 global pandemic, and the resulting supply chain and demand disruptions. Since the last update at the Investor and Analyst webcast on March 11, 2020, the Company has continued to take proactive actions to protect employee safety, mitigate work stoppages, support customers and suppliers, and strengthen liquidity. These measures include:

•	Enforcing strict health and sanitation measures at global sites in compliance with governmental policies
•	Enacting work from home policies for workers that can safely and effectively do so
•	Reducing component shortages significantly from peak levels in February
•	Partnering with healthcare customers on products such as ventilators, oxygen concentrators, patient monitors, infusion pumps and ICU beds
•	Deploying a combination of graduated salary cuts and furloughs

•	Suspending capital expenditures for non-critical investments
•	Temporarily suspending share repurchases from mid-March

“As always, our priority remains on the health and safety of our employees,” said Advaithi. “I am incredibly proud of our company’s response and ability to bring our customers’ life-saving products rapidly to market. I want to especially thank our Flex employees working in our factories who are delivering our customers’ essential products. I also want to thank our suppliers for their partnership and commitment to supporting us during this challenging time.”

“We began the quarter with strong liquidity and acted quickly to further improve our financial position in this uncertain environment,” added Chris Collier, Flex’s Chief Financial Officer. “Our actions put us on good footing to meet the demands of operating our business through this downturn. We will continue to drive cost savings, improvements to inventory and working capital, and prudent capital management, to ensure the durability of our strong financial position.”

Looking Ahead

As a result of the material impact from the COVID-19 pandemic on our workforce and operations, as well as the lack of visibility as to the duration and potential outcomes of the pandemic, the Company is electing to suspend quarterly guidance for the June quarter and is unable to provide detailed fiscal year 2021 guidance at this time. However, the Company expects June quarter sales to decline by a high-single to low-double digits percentage sequentially, due to the ongoing impact of COVID-19.

Change in Reportable Segments

In March 2020, the Company announced a change in organization structure as part of its strategy to further drive efficiency and productivity with two focused delivery models. During the first quarter of fiscal year 2021, the Company’s chief operating decision maker (“CODM”) changed the information she regularly reviews to allocate resources and to assess performance. As a result, beginning in fiscal year 2021, the Company expects to report its financial performance based on two reportable segments (Flex Agility Solutions Group and Flex Reliability Solutions Group) and analyze operating income as the measure of segment profitability.

Webcast and Conference Call

The Flex management team will host a conference call today at 2:00 PM (PT) / 5:00 PM (ET), to review fourth quarter and fiscal 2020 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Contacts

Investors & Analysts

David Rubin

Vice President, Investor Relations

(408) 577-4632

David.Rubin@flex.com

Media & Press

Silvia Gianelli

Senior Director, Corporate Communications

(408) 797-7130

Silvia.gianelli@flex.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues and earnings per share and measures that we are taking to respond to the challenges presented by the COVID-19 pandemic and the resulting economic disruptions. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: the effects of the COVID-19 pandemic on our business, results of operations and financial condition; that future revenues and earnings may not be achieved as expected; the effects that the current macroeconomic environment could have on our business and demand for our products; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on a small number of customers; the impact of component shortages, including their impact on our revenues; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2019 and our quarterly reports on Form 10-Q for the fiscal quarters ended September 27, 2019 and December 31, 2019, and in the risk factor included in our Current Report on Form 8-K dated May 7, 2020. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

P R E S S R E L E A S E

SCHEDULE I

FLEX

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three-Month Periods Ended
	March 31, 2020	March 31, 2019
GAAP:
Net sales	$5,484,490	$6,226,124
Cost of sales	5,103,434	5,836,336
Restructuring charges	15,429	9,493
Gross profit	365,627	380,295
Selling, general and administrative expenses	201,267	230,469
Intangible amortization	15,203	17,337
Restructuring charges	1,855	3,387
Interest and other, net	28,077	46,565
Other charges, net	74,545	118,929
Income (loss) before income taxes	44,680	(36,392)
Provision for (benefit from) income taxes	(3,579)	27,960
Net income (loss)	$48,259	$(64,352)

Earnings (loss) per share:
GAAP	$0.10	$(0.12)
Non-GAAP	$0.28	$0.27

Basic shares used in computing per share amounts (2)	501,446	520,379
Diluted shares used in computing per share amounts (2)	505,593	520,379

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

P R E S S R E L E A S E

FLEX

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Twelve-Month Periods Ended
	March 31, 2020	March 31, 2019
GAAP:
Net sales	$24,209,870	$26,210,511
Cost of sales	22,681,490	24,593,731
Restructuring charges	190,424	99,005
Gross profit	1,337,956	1,517,775
Selling, general and administrative expenses	834,105	953,077
Intangible amortization	64,106	74,396
Restructuring charges	25,983	14,308
Interest and other, net	163,727	183,454
Other charges, net	91,550	110,414
Income before income taxes	158,485	182,126
Provision for income taxes	70,906	88,727
Net income	$87,579	$93,399

Earnings per share:
GAAP	$0.17	$0.18
Non-GAAP	$1.23	$1.14

Diluted shares used in computing per share amounts	512,437	530,070

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

P R E S S R E L E A S E

SCHEDULE II

FLEX

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, except per share amounts)

	Three-Month Periods Ended
	March 31, 2020	March 31, 2019
GAAP gross profit	$365,627	$380,295
Stock-based compensation expense	3,747	4,614
Customer related asset impairments (3)	8,665	4,841
Restructuring charges (4)	15,429	9,493
Legal and other (5)	(1,859)	8,714
Non-GAAP gross profit	$391,609	$407,957

GAAP income (loss) before income taxes	$44,680	$(36,392)
Intangible amortization	15,203	17,337
Stock-based compensation expense	18,214	14,971
Customer related asset impairments (3)	10,730	19,576
Restructuring charges (4)	17,284	12,880
Legal and other (5)	(1,742)	10,281
Other charges, net (6)	74,545	118,929
Interest and other, net (6)	28,077	46,565
Non-GAAP operating income	$206,991	$204,147

GAAP provision for (benefit from) income taxes	$(3,579)	$27,960
Intangible amortization benefit	2,064	2,186
Other tax related adjustments (7)	(11,779)	(15,640)
Tax benefit on restructuring and other (7)	40,719	3,207
Non-GAAP provision for income taxes	$27,425	$17,713

GAAP net income (loss)	$48,259	$(64,352)
Intangible amortization	15,203	17,337
Stock-based compensation expense	18,214	14,971
Restructuring charges (4)	17,284	12,880
Customer related asset impairments (3)	10,730	19,576
Legal and other (5)	(1,742)	10,281
Other charges, interest and other, net (6)	66,217	120,293
Adjustments for taxes (7)	(31,004)	10,247
Non-GAAP net income	$143,161	$141,233
Diluted earnings (loss) per share (2):
GAAP	$0.10	$(0.12)
Non-GAAP	$0.28	$0.27

     See the accompanying notes on Schedule V attached to this press release.

FLEX

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, except per share amounts)

	Twelve-Month Periods Ended
	March 31, 2020	March 31, 2019
GAAP gross profit	$1,337,956	$1,517,775
Stock-based compensation expense	15,174	19,554
Customer related asset impairments (3)	101,578	46,684
Restructuring charges (4)	190,424	99,005
New revenue standard adoption impact (8)	-	9,291
Legal and other (5)	22,701	15,123
Non-GAAP gross profit	$1,667,833	$1,707,432

GAAP income before income taxes	$158,485	$182,126
Intangible amortization	64,106	74,396
Stock-based compensation expense	71,546	76,032
Customer related asset impairments (3)	105,940	87,093
Restructuring charges (4)	216,407	113,313
New revenue standard adoption impact (8)	-	9,291
Legal and other (5)	26,270	35,644
Other charges, net (6)	91,550	110,414
Interest and other, net (6)	163,727	183,454
Non-GAAP operating income	$898,031	$871,763

GAAP provision for income taxes	$70,906	$88,727
Intangible amortization benefit	8,379	8,888
Other tax related adjustments (7)	(30,579)	(20,439)
Tax benefit on restructuring and other (7)	56,030	7,573
Non-GAAP provision for income taxes	$104,736	$84,749

GAAP net income	$87,579	$93,399
Intangible amortization	64,106	74,396
Stock-based compensation expense	71,546	76,032
Restructuring charges (4)	216,407	113,313
Customer related asset impairments (3)	105,940	87,093
New revenue standard adoption impact (8)	-	9,291
Legal and other (5)	26,453	35,644
Other charges, interest and other, net (6)	93,411	109,980
Adjustments for taxes (7)	(33,830)	3,978
Non-GAAP net income	$631,612	$603,126
Diluted earnings per share:
GAAP	$0.17	$0.18
Non-GAAP	$1.23	$1.14

See the accompanying notes on Schedule V attached to this press release.

SCHEDULE III

FLEX

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of March 31, 2020	As of March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,922,686	$1,696,625
Accounts receivable, net of allowance for doubtful accounts	2,435,982	2,612,961
Contract assets	282,444	216,202
Inventories	3,785,073	3,722,854
Other current assets	660,085	854,790
Total current assets	9,086,270	9,103,432

Property and equipment, net	2,215,991	2,336,213
Operating lease right-of-use assets, net (9)	605,070	—
Goodwill	1,064,553	1,073,055
Other intangible assets, net	262,418	330,995
Other assets	455,315	655,672
Total assets	$13,689,617	$13,499,367

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$149,130	$632,611
Accounts payable	5,108,251	5,147,236
Accrued payroll	363,644	391,591
Other current liabilities (9)	1,590,060	1,426,075
Total current liabilities	7,211,085	7,597,513

Long-term debt, net of current portion	2,689,109	2,421,904
Operating lease liabilities, non-current (9)	528,967	—
Other liabilities	429,303	507,590

Total shareholders' equity	2,831,153	2,972,360

Total liabilities and shareholders' equity	$13,689,617	$13,499,367

See the accompanying notes on Schedule V attached to this press release.

SCHEDULE IV

FLEX

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve-Month Periods Ended
	March 31, 2020	March 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$87,579	$93,399
Depreciation, amortization and other impairment charges	748,050	764,952
Gain from deconsolidation of Bright Machines	—	(86,614)
Changes in working capital and other	(2,368,905)	(3,742,761)
Net cash used in operating activities	(1,533,276)	(2,971,024)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(461,745)	(725,606)
Proceeds from the disposition of property and equipment	105,750	94,219
Acquisition of businesses, net of cash acquired	(1,390)	(12,796)
Proceeds from divestiture of businesses, net of cash held in divested businesses	3,402	267,147
Cash collections of deferred purchase price	2,565,555	3,585,901
Other investing activities, net	67,458	44,032
Net cash provided by investing activities	2,279,030	3,252,897

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	1,069,578	3,199,460
Repayments of bank borrowings and long-term debt	(1,315,691)	(3,059,828)
Payments for repurchases of ordinary shares	(259,912)	(188,979)
Other financing activities, net	(2,435)	19,643
Net cash used in financing activities	(508,460)	(29,704)

Effect of exchange rates on cash and cash equivalents	(11,233)	(27,968)
Net change in cash and cash equivalents	226,061	224,201
Cash and cash equivalents, beginning of period	1,696,625	1,472,424
Cash and cash equivalents, end of period	$1,922,686	$1,696,625

SCHEDULE V

FLEX AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, III

(1)	To supplement Flex’s unaudited selected financial data presented consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude restructuring charges, customer-related asset impairments, stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures the Company’s underlying business; and
•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Customer related asset impairments consist of non-cash impairments of certain property and equipment to estimated fair value for customers we have disengaged or are in the process of disengaging as well as additional provisions for doubtful accounts receivable for customers that are experiencing financial difficulties. Certain inventory on hand was written down to net realizable value and other assets were written down to estimated recoverable value for these customers as well. In addition, it includes write down of inventory that will not be recovered due to significant reductions in future customer demand as the Company reduced its exposure to certain high volatility business in the second quarter of fiscal year 2020. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Legal and other consists primarily of costs not directly related to ongoing or core business results such as (1) costs incurred relating to the independent investigation undertaken by the Audit Committee of the Company’s Board of Directors completed in June 2018, (2) certain charges related to Multek China that was divested in the second quarter of fiscal year 2019, (3) certain direct and incremental costs associated with the disengagement of a certain customer in the second, third, and fourth quarters of fiscal year 2020, and (4) certain gains resulting from the recognition of prior year expenses paid to the government now considered probable of recovery and reasonably estimable due to a favorable tax ruling received in fiscal year 2020. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Restructuring charges include severance for rationalization at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Other charges (income), interest and other, net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or loss from certain divestitures, debt extinguishment costs and impairment charges associated with certain non-core investments. We exclude these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare company performance against the performance of other companies without this variability.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.

Adjustment for free cash flow metrics. In the first quarter of fiscal year 2019, the adoption of the new cash flow accounting standard resulted in a reclassification of cash flows related to the collection of certain receivables sold through the Company’s asset-backed receivable securitization (“ABS”) program from operating activities to investing activities.

In the third quarter of fiscal year 2020, the Company amended the existing ABS program and removed the requirement for the deferred purchase price receivable. At the effective date of the amendment, approximately $1.3 billion representing the outstanding balance of sold receivables was repurchased by the Company by exchanging outstanding deferred purchase price receivable of $0.4 billion and re-investing $0.9 billion of trade account receivables into the new ABS Programs. Cash collections on repurchased deferred purchase price receivables are reported as investing activities in the condensed consolidated statements of cash flows and were approximately $0.1 billion and $0.4 billion for the three-month and twelve-month periods ended March 31, 2020.

The Company utilizes net cash flow from its various A/R sales programs as a low-cost source to fund operations and as a critical net working capital management tool. The Company views and manages all collections under the programs similarly without bifurcation and accordingly provides the adjustment to reflect adjusted free cash flow inclusive of all collections of receivables sold through the programs described above as well as collections on the repurchased receivables as part of the ABS program amendment. The Company also excludes the impact related to certain vendor programs that is required for GAAP. We define our adjusted free cash flow metric to be operating cash flows plus the impacts described above less purchases of property and equipment net of proceeds from dispositions and present cash flows on a consistent basis for investor transparency. We believe adjusted free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities. Since adjusted free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure – “net cash provided by (used in) operating activities.” See below for the three-month and twelve-month periods ended March 31, 2020 reconciliation of GAAP to Non-GAAP measures:

	Three-Month Period Ended	Twelve-Month Period Ended
	March 31, 2020	March 31, 2020
Net cash provided by (used in) operating activities	$166,030	$(1,533,276)
Cash collections of ABS positions and other	50,525	2,561,619
Net capital expenditures	(82,545)	(355,995)
Adjusted Free Cash Flow	$134,010	$672,348

(2) Basic shares were used in calculating diluted GAAP EPS for the quarter ended March 31, 2019 due to the net loss recognized during that period. Diluted shares for Q4 fiscal 2019 was 522,460 thousand which was used in calculating diluted non-GAAP EPS for the quarter.

(3) Customer related asset impairments for the three-month and twelve-month periods ended March 31, 2020 and March 31, 2019 primarily relate to additional provision for doubtful accounts receivable, asset impairment, and reserves for excess and obsolete inventory for certain customers experiencing financial difficulties and/or related to inventory that will not be recovered due to significant reductions in future customer demand as the Company reduces its exposure to certain higher volatility businesses.

(4) During the first half of fiscal year 2020 in connection with the recent geopolitical developments and uncertainties, primarily impacting one customer in China, the Company experienced a reduction in demand for products assembled for that customer. As a result, the Company accelerated its strategic decision to reduce its exposure to certain high-volatility products in both China and India. The Company also initiated targeted activities to restructure its business to further reduce and streamline its cost structure. During fiscal year 2020, the Company recognized $216.4 million of restructuring charges. The Company incurred cash charges of approximately $159.3 million, that were predominantly for employee severance, in addition to non-cash charges of $57.1 million, primarily related to asset impairments.

During fiscal year 2019, the Company completed the wind-down of our Nike operations in Mexico and recognized in total $66 million for the fiscal year. The charge primarily consisted of non-cash asset impairments.

(5) Legal and other consists primarily of costs not directly related to the Company’s ongoing or core business results as described further in footnote 1.

(6) During fiscal year 2020, and in connection with the Company’s ongoing assessment of its investment portfolio strategy, the Company concluded that the carrying amounts of certain non-core investments were other than temporarily impaired and recognized a $97.7 million total impairment, of which $74.8 million was recorded in the fourth quarter. The impairments in the fourth quarter of fiscal year 2020 were primarily related to Elementum and certain other non-core investments, reflecting recent market valuation changes, in addition to capturing additional risks due to the economic challenges in light of COVID-19. This was offset by a $10.9 million realized gain from a distribution by one of our non-core investments in the fourth quarter of fiscal year 2020.

In addition, during fiscal year 2020, the Company incurred debt extinguishment costs of $7.2 million, related to full repayments of the Notes due February 2020 and Term Loan due November 2021.

During the last half of fiscal 2019, the Company reassessed its strategy with respect to its entire investment portfolio. As a result, the Company recognized an aggregate net charge related to investment impairments and dispositions of approximately $119 million and $193 million for the three-month and twelve-month periods ended March 31, 2019, respectively, primarily related to a non-core investment and Elementum.

During the first quarter of fiscal year 2019, the Company transferred primarily employees and equipment into Bright Machines which later received additional equity funding from third party investors upon which the Company deconsolidated the entity and recognized a gain of approximately $87 million in other income, net for the year ended March 31, 2019.

(7) During the third quarter of fiscal year 2020, the Company recorded $9.2 million related to the remeasurement of deferred tax positions with specific countries due to the change in their corporate income tax rates.

During the second quarter of fiscal year 2020, the Company recorded $8 million of withholding tax liabilities for future planned liquidations of certain legal entities.

During the fourth quarter of fiscal year 2019, the company incurred an expense of $15 million pertaining to initial implementation of advanced pricing arrangements finalized with the Mexican tax authorities during the fiscal year. The remaining balance is primarily related to adjustment for exchange rate fluctuation on income tax receivable position of an operating subsidiary recognized in a prior period.

In addition, the Company has included the tax effects of the various adjustments that are incorporated into Non-GAAP measures under tax benefits on restructuring and other.

(8) During the first quarter of fiscal year 2019, the Company amended certain non-substantive terms of its existing contracts for its smaller customers. The amendments removed the consideration regarding over-time recognition under ASC 606. Accordingly, these customer contracts are now accounted for consistent with prior accounting and revenue is recognized upon shipment of product.

(9) The Company adopted ASU No. 2016-02, Leases and subsequent updates (collectively, referred to as Accounting Standard Codification 842 or “ASC 842”) on April 1, 2019 using the optional transition method, by which companies may elect not to recast the comparative periods presented in financial statements in the period of adoption and recognize a cumulative effect adjustment in the period of adoption. As a result, the Company was not required to adjust its comparative period financial information for effects of the standard. ASC 842 requires a lessee to recognize a right of use (“ROU”) asset and lease liability. The Company’s ROU assets are $605 million and operating lease liabilities are $643 million (of which $114 million was current and recorded under other current liabilities and $529 million was non-current) as of March 31, 2020.